EXHIBIT 10.16

AMENDMENT NUMBER TEN TO REVOLVING CREDIT AGREEMENT

This AMENDMENT NUMBER TEN TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of June 6, 2008, is entered into among NATIONAL TECHNICAL SYSTEMS, INC., a California corporation (“Parent”), NTS TECHNICAL SYSTEMS, a California corporation, dba National Technical Systems (“NTS”), XXCAL, INC., a California corporation (“XXCAL”), APPROVED ENGINEERING TEST LABORATORIES, INC., a California corporation (“AETL”), ETCR, INC., a California corporation (“ETCR”), ACTON ENVIRONMENTAL TESTING CORPORATION, a Massachusetts corporation (“Acton”), PHASE SEVEN LABORATORIES, INC., a California corporation (“Phase Seven”), UNITED STATES TEST LABORATORY, L.L.C., a Kansas limited liability company (“USTL”), ELLIOTT LABORATORIES, LLC, a California limited liability company (“ELA”) and one or more Subsidiaries of Parent, whether now existing or hereafter acquired or formed, which become party to the Agreement (as defined below) by executing an Addendum in the form of Exhibit 1 of the Agreement (NTS, XXCAL, AETL, ETCR, Acton, Phase Seven, USTL, ELA and such other Subsidiaries are sometimes individually referred to herein as a “Subsidiary Borrower” and collectively referred to herein as “Subsidiary Borrowers”, and Subsidiary Borrowers and Parent are sometimes individually referred to herein as a “Borrower” and collectively referred to herein as “Borrowers”), the financial institutions from time to time parties hereto as Lenders, whether by execution hereof or an Assignment and Acceptance in accordance with Section 11.5(c) of the Agreement, and Comerica Bank, in its capacity as contractual representative for itself and the other Lenders (“Agent”), with reference to the following facts:

A.             Borrowers (other than ELA), Agent and Lenders are parties to that certain Revolving Credit Agreement, dated as of November 21, 2001, as amended by that certain Amendment Number One to Revolving Credit Agreement, dated as of July 17, 2002, that certain Amendment Number Two to Revolving Credit Agreement, dated as of November 25, 2002, that certain Amendment Number Three to Revolving Credit Agreement, dated as of July 21, 2003, that certain Amendment Number Four to Revolving Credit Agreement, dated as of July 30, 2004, that certain Amendment Number Five to Revolving Credit Agreement, dated as of July 1, 2005, that certain Amendment Number Six to Revolving Credit Agreement, dated as of March 29, 2006, that certain Amendment Number Seven to Revolving Credit Agreement, dated as of September 21, 2006, that certain Amendment Number Eight to Revolving Credit Agreement, dated as of September 26, 2007, and that certain Amendment Number Nine to Revolving Credit Agreement, dated as of December 5, 2007  (as so amended, the “Agreement”);

B.             Borrowers (other than ELA) and Agent, in its capacity as Agent for the Lenders, entered into that certain Security Agreement, dated as of November 21, 2001 (the “Security Agreement”);

C.             Concurrent herewith, ELA is executing and delivering an Addendum to Revolving Credit Agreement and an Addendum to Security Agreement in order to become a Borrower under the Agreement and the Security Agreement; and

D.             Borrowers, Agent and Lenders desire to further amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.              Defined Terms.  All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2.              Consent.  Borrowers have informed Agent and Lenders that Parent intends to acquire by merger Elliott Laboratories, Inc., a California corporation (the “Acquisition”).  After the merger transactions are consummated, Elliott Laboratories, Inc. will have been merged into ELA with ELA being the surviving company.  In connection with the Acquisition, Parent and, if applicable, its designee will owe certain holdback and earnout obligations to the former shareholders of Elliott Laboratories, Inc. (collectively, the “Earnout”).  Borrowers have therefore requested that the Lenders consent to the Acquisition and the Earnout.  Notwithstanding any term or provision of the Agreement to the contrary, the Lenders hereby consent to the Acquisition and the Earnout, and agree that the Acquisition and the Earnout shall not cause an Event of Default.  The consent set forth herein shall be limited precisely as written and shall not be deemed to be (i) an amendment, waiver, consent, or modification of any other term or condition of the Agreement, or (ii) prejudice any right or remedy which the Lenders may now or in the future have under or in connection with the Agreement.

3.              Amendments to the Agreement.

3.1            Borrowers.  All references to “Borrowers” in the Agreement shall include ELA.

3.2            Definitions.

(a)            The following definitions set forth in Section 1.1 of the Agreement are hereby amended in their entirety as follows:

“Amendment Date” means the date when all of the conditions set forth in Section 4 of Amendment No. 10 have been fulfilled to satisfaction of Agent and counsel.

“Commitment” means a Lender’s Revolving Credit Commitment, Term Loan A Commitment, Term Loan B Commitment and/or Term Loan C Commitment, as the context requires.

“Excess Cash Flow” means, for the applicable fiscal year of Borrowers, the result of (i) Consolidated Net Income, plus (ii) to the extent deducted from Consolidated Net Income, each Borrower’s consolidated depreciation, amortization and non-cash stock option expenses during such fiscal year, plus any decrease or minus any increase, as applicable, in (iii) Adjusted Working Capital for such fiscal year, minus (iv) the sum of (a) unfinanced Capital Expenditures made during such fiscal year up to the applicable amount set forth in Section 7.12, (b) all regularly scheduled payments of principal made on Funded Debt (excluding the Revolving Loans and any other revolving Funded Debt) during such fiscal year, and (c) the amount of any optional prepayments made on the Term Loans A, the Term Loans B and the Term Loans C during such fiscal year (excluding the proceeds of Permitted Real Estate Sales applied as permanent reductions to the Term Loans A, the Term Loans B and the Term Loans C); in each case calculated in accordance with GAAP.

“Interest Payment Date” means:

(i)             with respect to each Prime Lending Rate Portion, the last day of each and every quarter commencing the last such day after the making of such Loan, and the Revolving Loans Maturity Date (in the case of the Revolving Loans), the Term Loans A Maturity Date (in the case of the Term Loans A), the Term Loans B Maturity Date (in the case of the Term Loans B), and the Term Loans C Maturity Date (in the case of the Term Loans C).

(ii)            with respect to each LIBOR Lending Rate Portion, the earlier of:  (1) the last day of the Interest Period with respect thereto, or (2) if the Interest Period has a duration of more than three months, every LIBOR Business Day that occurs during such Interest Period every three months from the first day of such Interest Period; and

(iii)           with respect to the COF Lending Rate Loans, the last day of each and every quarter, and the Term Loans A Maturity Date.

“LIBOR Lending Rate Margin” means (a) with respect to all Revolving Loans, two percentage points (200 basis points), (b) with respect to the Term Loans A and the Term Loans B, two and one-quarter percentage points (225 basis points), and (c) with respect to the Term Loans C, two and one-half percentage points (250 basis points).

“Loans” means the Revolving Loans, the Term Loans A, the Term Loans B, and the Term Loans C (each, a “Loan”).

“Notes” means, collectively, the Revolving Notes, the Term A Notes, the Term B Notes, and the Term C Notes (each, a “Note”).

“Permitted Real Estate Sales” means, collectively, the Boxborough Real Estate Sale, the 118 Acre Parcel Sale, the Acton Real Estate Sale and the Fullerton Real Estate Sale.

“Prime Lending Rate” means the variable per annum rate equal to:  (a) with respect to Revolving Loans and Term Loans A and Term Loans B, the Prime Rate minus one quarter of one percentage point (25 basis points); and (b) with respect to Term Loans C, the Prime Rate.

“Total Commitment Percentage” means, with respect to any Lender, the percentage equal to sum of such Lender’s Revolving Loan Commitment, Term Loan A Commitment, Term Loan B Commitment and Term Loan C Commitment, divided by the Total Credit.

“Total Credit” means $43,829,000.

“Interest Period” means, with respect to each LIBOR Lending Rate Portion, the period commencing on the date of such LIBOR Lending Rate Portion and ending on the numerically corresponding day one (1), two (2), three (3), four (4), five (5), six (6) or twelve (12) months thereafter as Parent or any Borrower may elect pursuant to the applicable Notice of Borrowing or Notice of Conversion or Continuation; provided, however, that:

(i)             any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month in which case such Interest Period shall end on the immediately preceding LIBOR Business Day;

(ii)            any Interest Period which begins on the last LIBOR Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

(iii)           no Interest Period respecting a Revolving Loan may extend beyond the Revolving Loans Maturity Date, no Interest Period respecting the Term Loans A may extend beyond the Term Loans A Maturity Date, no Interest Period respecting the Term Loans B may extend beyond the Term Loans B Maturity Date, and no Interest Period respecting the Term Loans C may extend beyond the Term Loans C Maturity Date.

(b)            The following definitions are hereby added to Section 1.1 of the Agreement in alphabetical order:

“Acton Real Estate” means the commercial real estate owned by ETCR -and located at 533 Main Street, Acton, MA.

“Acton Real Estate Sale” means the sale of the Acton Real Estate.

“Acton Real Estate Sale Proceeds” means the proceeds received from the Acton Real Estate Sale in an amount equal to the greater of (i) $1,807,500, or (ii) the sale price of the Acton Real Estate, net of taxes and documented out-of-pocket costs and expenses incurred in connection with such sale.

“Amendment No. 10” means that certain Amendment Number Ten to Revolving Credit Agreement, dated as of June 6, 2008, among Borrowers, Agent and Lenders.

“ELA” means Elliot Laboratories, LLC, a California limited liability company.

“ELA Acquisition” means the acquisition by Parent (or its designee), through two successive merger transactions, of Elliott Laboratories, Inc., a California corporation.

“Fullerton Real Estate” means the commercial real estate owned by ETCR and located at 1536 E. Valencia Drive, Fullerton, CA.

“Fullerton Real Estate Sale” means the sale of the Fullerton Real Estate.

“Fullerton Real Estate Sale Proceeds” means the proceeds received from the Fullerton Real Estate Sale in an amount equal to the greater of (i) $3,825,000, or (ii) the sale price of the Fullerton Real Estate, net of taxes and documented out-of-pocket costs and expenses incurred in connection with such sale.

“Term Loan C Commitment” means, with respect to any Term Loan C Lender, the amount indicated opposite such Lender’s name on Schedule 1.1C under the heading Term Loan C Commitment or, in the case of any Lender that is an assignee Lender pursuant to Section 11.5(c), the amount of the assigning Lender’s Term Loan C Commitment assigned to such assignee Lender (collectively, the “Term Loan C Commitments”).

“Term Loan C Commitment Percentage” means, with respect to any Term Loan C Lender, the percentage indicated on Schedule 1.1C under the heading Term Loan C Commitment Percentage or, in the case of any Lender that is an assignee Lender pursuant to Section 11.5(c), the percentage the assigning Lender’s Term Loan C Commitment assigned to such assignee Lender.

“Term Loan C Lender” means each of the Lenders indicated on Schedule 1.1C under the heading Term Loan C Lenders, and also means any assignee of such Lender pursuant to Section 11.5(c).

“Term Loans C Maturity Date” means May 30, 2013.

“Term C Notes” means, collectively, the promissory notes executed by each Borrower to the order of each Lender pursuant to Section 2.11(a) to evidence such Lender’s Term Loan C.

3.3            Term Loans C.  The Agreement is hereby amended to add a new Section 2.3A as follows:

2.3A         Term Loans C.

(a)            Several Term Loans C.  Subject to the terms and conditions hereof, each Term Loan C Lender severally agrees to make a term loan (each a “Term Loan C” and collectively the “Term Loans C”) to Borrowers on the Amendment Date in an amount equal to each such Term Loan C Lender’s Term Loan C Commitment, the proceeds of which shall be used for the purposes allowed in Section 7.1(d).  Each Term Loan C Lender shall make the amount of such Lender’s Term Loan C available to Agent in same day funds, not later than 9:00 a.m. (Pacific time), on the Amendment Date, or as soon as practicable thereafter.  After Agent’s receipt of the proceeds of the Term Loans C, Agent shall disburse the Term Loans C as directed pursuant to written disbursement instructions provided by Borrowers.

(b)            Amortization.  Borrowers shall pay quarterly principal reduction payments on the Term Loans C each in the amount of $214,285.  Each such payment shall be due and payable on the last day of each quarter commencing July 31, 2008 and continuing on the last day of each succeeding quarter.  On the Term Loans C Maturity Date, the outstanding principal balance, and all accrued and unpaid interest under the Term Loans C shall be due and payable in full.

(c)            Prepayments.  Borrowers may prepay the Term Loans C at any time, in whole or in part, without penalty or premium except as otherwise required by Section 2.7(a) with respect to repayments of LIBOR Lending Rate Portions.  All principal amounts so repaid or prepaid may not be reborrowed. Borrowers shall give Agent at least two (2) LIBOR Business Days’ prior written notice of any prepayment of a LIBOR Lending Rate Portion, upon receipt of which, Agent shall promptly give notice to each Term Loan C Lender.  Upon receipt of any such notice of a prepayment, Agent shall promptly notify each Term Loan C Lender thereof.  Agent shall, promptly following its receipt of any payment or prepayment of the Term Loans C, distribute to each Term Loan C Lender its pro rata share (based upon the principal amounts outstanding) of all amounts received by Agent pursuant to this Section 2.3A for each such Term Loan C Lender’s respective account.  All prepayments shall be applied toward scheduled principal reductions payments owing under this Section 2.3A in inverse order of maturity.

3.4            Interest Rates.  Section 2.4(a) of the Agreement is hereby amended to add a new subsection (iv) as follows:

(iv)           Term Loans C.  Subject to the terms and conditions hereof, the Term Loans C, or portions thereof, may be outstanding as either Prime Lending Rate Portions or LIBOR Lending Rate Portions, by designating, in accordance with Sections 2.5(b) and 2.6(b), either the Prime Lending Rate, or the LIBOR Lending Rate to apply to all or any portion of the unpaid principal balance of the Term Loans C; provided, however, there shall be no more than three (3) LIBOR Lending Rate Portions of Term Loans C outstanding at any time.  LIBOR Lending Rate Portions of Term Loans C shall be in minimum amounts each of $1,000,000.

3.5            Notes.  Sections 2.11(a) and (b) of the Agreement are hereby amended in their entirety as follows:

(a)            Borrowers agree that, upon the request to Agent by any Lender if and to the extent that such Lender has a Commitment as of the date of such request, or in connection with any assignment pursuant to Section 11.5(c), to evidence such Lender’s Loans, Borrowers will execute and deliver to such Lender a Revolving Note, Term A Note, Term B Note and/or Term C Note, as applicable, substantially in the forms of Exhibit 2.11(a), with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Note” and, collectively, the “Notes”), payable to the order of such Lender and in a principal amount equal to such Lender’s Revolving Credit Commitment, Term Loan A Commitment, Term Loan B Commitment and/or Term Loan C Commitment, as applicable.  Each Note shall (x) be dated the date the applicable Commitment became effective, (y) be payable as provided herein and (z) provide for the payment of  interest in accordance with Section 2.4.

(b)            The Revolving Loans and Borrowers’ obligation to repay the same shall be evidenced by the Revolving Notes, this Agreement and the books and records of Agent and the Revolving Loan Lenders.  The Term Loans A and Borrowers’ obligation to repay the same shall be evidenced by the Term A Notes, this Agreement and the books and records of Agent and the Term Loan A Lenders.  The Term Loans B and Borrowers’ obligation to repay the same shall be evidenced by the Term B Notes, this Agreement and the books and records of Agent and the Term Loan B Lenders.  The Term Loans C and Borrowers’ obligation to repay the same shall be evidenced by the Term C Notes, this Agreement and the books and records of Agent and the Term Loan C Lenders.  Agent shall maintain the Register pursuant to Section 10.13, and a sub-account therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, whether each such Loan is a LIBOR Lending Rate Portion, a Prime Lending Rate Portion or the COF Lending Rate Loans, and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder and (iii) both the amount of any sum received by Agent hereunder from Borrowers and each Lender’s share thereof; provided, however, any failure by Agent to maintain the Register or any such sub-account with respect to any Loan or continuation, conversion or payment thereof shall not limit or otherwise affect Borrowers’ obligations hereunder or under the Notes.

3.6            Mandatory Principal Reductions.  Section 2.14 of the Agreement is hereby amended in its entirety as follows:

2.14          Mandatory Principal Reductions.

(a)            Asset Sales.  Each Borrower shall pay to Agent for the account of the Lenders, on the first Business Day following such Borrower’s receipt thereof, one hundred percent (100%) of the Net Cash Proceeds derived from each and all of its Asset Sales other than Permitted Real Estate Sales; provided that so long as no Event of Default has occurred and is continuing, Borrowers shall be permitted to retain the Net Cash Proceeds derived from (i) the Permitted Asset Sales, and (ii) any other Asset Sales, other than the Permitted Real Estate Sales, not to exceed $300,000 in any transaction or series of transactions or $500,000 in the aggregate in any fiscal year of Parent; provided, however, in accordance with Section 7.7, Borrowers shall not conduct or consummate any Asset Sales unless and until the prior written consent of Agent and the Majority Lenders has been obtained, or unless such Asset Sale is otherwise permitted by Section 7.7.  Agent shall apply such Net Cash Proceeds FIRST toward accrued and unpaid Expenses, SECOND toward accrued and unpaid interest on the Loans, THIRD toward the remaining scheduled principal reduction payments on the Term Loans A required by Section 2.2, the Term Loans B required by Section 2.3, and the Term Loans C required by Section 2.3A, on a pro rata basis, in inverse order of their maturity, and FOURTH, toward outstanding Revolving Loans.  In the event that any payments are applied toward outstanding Revolving Loans pursuant to this Section, the Revolving Credit Commitments shall be permanently reduced by the amount of such payments.

(b)            Issuance of Subordinate Debt and/or Capital Stock.  Borrowers shall also pay to Agent for the account of the Lenders one hundred percent (100%) of the net proceeds from the issuance of any subordinate Debt or fifty percent (50%) of the net proceeds from the issuance of Capital Stock of Parent (other than Capital Stock issued in connection a Permitted Acquisition) concurrent with any such issuance; provided that so long as no Event of Default has occurred and is continuing, Parent shall be entitled to retain the proceeds from the exercise of employee stock options not to exceed $1,000,000 in the aggregate in any fiscal year; provided further that Parent shall not issue any subordinate Debt without the prior written consent of Agent and the Majority Lenders and execution and delivery of a subordination agreement with respect thereto, in form and substance satisfactory to Agent and the Majority Lenders in their sole and absolute discretion.  Agent shall apply such payment of proceeds FIRST toward accrued and unpaid Expenses, SECOND toward accrued and unpaid interest on the Loans, THIRD toward the remaining scheduled principal reduction payments on the Term Loans A required by Section 2.2 and the Term Loans B required by Section 2.3, and the Term Loans C required by Section 2.3A, on a pro rata basis, in inverse order of their maturity, and FOURTH, toward outstanding Revolving Loans.  In the event that any payments are applied toward outstanding Revolving Loans pursuant to this Section, the Revolving Credit Commitments shall be permanently reduced by the amount of such payments.

(c)            Excess Cash Flow.  Borrowers shall also pay to Agent for the account of the Lenders fifty percent (50%) of the Excess Cash Flow earned during each and every fiscal year of Parent.  Such payment of Excess Cash Flow shall (i) be in addition to any scheduled principal payments, or optional prepayments, and (ii) be paid within ten (10) Business Days after Parent’s delivery of its annual Financial Statements pursuant to Section 6.3(e) (commencing with the financial statements for the year ending January 31, 2009), and shall be based upon the Excess Cash Flow disclosed in such Financial Statements.  Agent shall apply such payment of Excess Cash Flow toward the remaining scheduled principal reduction payments on the Term Loans B required by Section 2.3, in inverse order of their maturity.

(d)            Boxborough Real Estate Sale.  Borrowers shall pay to Agent for the account of the Lenders, on the first Business Day following Borrowers’ receipt thereof, one hundred percent (100%) of the Boxborough Real Estate Sale Proceeds.  Agent shall apply such proceeds FIRST toward accrued and unpaid Expenses, SECOND toward accrued and unpaid interest on the Loans, and THIRD, toward the remaining scheduled principal reduction payments on the Term Loans A required by Section 2.2 in inverse order of their maturity.

(e)            118 Acre Parcel Sale.  Borrowers shall pay to Agent for the account of the Lenders, on the first Business Day following Borrowers’ receipt thereof, one hundred percent (100%) of the 118 Acre Parcel Sale Proceeds.  Agent shall apply such proceeds FIRST toward accrued and unpaid Expenses, SECOND toward accrued and unpaid interest on the Loans, and THIRD, toward the remaining scheduled principal reduction payments on the Term Loans B required by Section 2.3 in inverse order of their maturity.

(f)            Acton Real Estate Sale.  Borrowers shall pay to Agent for the account of the Lenders, on the first Business Day following Borrowers’ receipt thereof, one hundred percent (100%) of the Acton Real Estate Sale Proceeds.  Agent shall apply such proceeds FIRST toward accrued and unpaid Expenses, SECOND toward accrued and unpaid interest on the Loans, and THIRD, toward the remaining scheduled principal reduction payments on the Term Loans C required by Section 2.3A in inverse order of their maturity.

(g)            Fullerton Real Estate Sale.  Borrowers shall pay to Agent for the account of the Lenders, on the first Business Day following Borrowers’ receipt thereof, one hundred percent (100%) of the Fullerton Real Estate Sale Proceeds.  Agent shall apply such proceeds FIRST toward accrued and unpaid Expenses, SECOND toward accrued and unpaid interest on the Loans, and THIRD, toward the remaining scheduled principal reduction payments on the Term Loans C required by Section 2.3A in inverse order of their maturity.

3.7            Section 6.16 of the Agreement is hereby amended in its entirety to read as follows:

6.16  Saugus Real Estate.  As soon as possible, but in no event more than two hundred forty (240) days following December 5, 2007, Borrowers shall either (a) cause the Saugus Real Estate to be subdivided such that the 118 acres as more particularly described on Exhibit 6.16 attached hereto (the “118 Acre Parcel”) is separate and can be insured by a separate policy of title insurance from the 25 acres contiguous to the 118 Acre Parcel and located at 20970 Center Pointe Parkway, Saugus, California 91350 (the “25 Acre Parcel”); or (b) deliver to Agent a Phase II Environmental Site Assessment report with respect to the 25 Acre Parcel in form and substance (including conclusions as to the lack of hazardous waste and other environmental problems) satisfactory to Agent, in its sole and unrestricted discretion. If and when the Saugus Real Estate is subdivided into the 118 Acre Parcel and the 25 Acre Parcel, Agent may, in its sole and unrestricted discretion, require that (i) the Deed of Trust (as defined below), as modified by the First Amendment (as defined below), be further modified such that the Deed of Trust shall be recorded against each of the 118 Acre Parcel and the 25 Acre Parcel, with the correct applicable legal description attached to each modification of the Deed of Trust, and (ii) the title policy for the Saugus Real Estate, issued pursuant to Section 4(p)(iv) of Amendment No. 9, be split into two (2) ALTA Extended Coverage Loan title policies (Form 2006), one of which covers the 118 Acre Parcel, and the other of which covers the 25 Acre Parcel, each in an amount and containing such endorsements as Agent may request, in its sole and unrestricted discretion.

3.8            Use of Funds.  Section 7.1 of the Agreement is hereby amended in its entirety as follows:

(a)            Use any proceeds of the Revolving Loans for any purpose other than for working capital;

(b)            Use any proceeds of the Term Loans A for any purpose other than to refinance the Pre-Existing Term Debt, payment of closing costs in connection with the USTL Acquisition, or for working capital purposes;

(c)            Use any proceeds of the Term Loans B for any purpose other than to fund the purchase price paid by Parent in connection with the USTL Acquisition;

(d)            Use any proceeds of the Term Loans C for any purpose other than to fund the purchase price, transaction costs and repayment of debt in connection with the ELA Acquisition; or

(e)            Use any portion of the proceeds of the Loans in any manner which might cause the Loans, the application of the proceeds thereof, or the transactions contemplated by this Agreement to violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System, or any other regulation of such board, or to violate the Securities and Exchange Act of 1934, as amended or supplemented.

3.9            Replacement of Affected Lenders.  The first paragraph of Section 10.16 of the Agreement is amended as follows:

10.16        Replacement of Affected Lenders.  If any Lender (other than Agent) (x) is owed a material amount of increased costs under Section 2.7 or ceases to be obligated to make LIBOR Lending Rate Loans as a result of the operation of Sections 2.8 or 2.9, (y) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved pursuant to Section 11.4 by the Majority Lenders, the Revolving Loan Lenders the Revolving Credit Commitment Percentage of which aggregate more than 66.67%, the Term Loan A Lenders the Term Loan A Commitment Percentage of which aggregate more than 66.67%, or the Term Loan B Lenders the Term Loan B Commitment Percentage of which aggregate more than 66.67%, or the Term Loan C Lenders the Term Loan C Commitment Percentage of which aggregate more than 66.67%, as applicable; or (z) is in default of its obligations hereunder, then Agent shall have the right, but not the obligation, to replace such Lender (the “Replaced Lender”) with one or more Eligible Assignees (collectively, the “Replacement Lender”) provided, that:

3.10          Amendments and Waivers.  Sections 11.4 (iv) and (v) of the Agreement are hereby amended in their entirety as follows:

(iv)  amend, modify or waive any provision of this Agreement regarding the allocation of prepayment amounts to the Term Loans A or the application of such prepayment amounts to the respective installments of principal under the respective Term Loans A without the written consent of the Term Loan A Lenders the Term Loan A Commitment Percentages of which aggregate more than 66.67%; or amend, modify or waive any provision of this Agreement regarding the allocation of prepayment amounts to the Revolving Loans or the application of such prepayment amounts to the respective installments of principal under the respective Revolving Loans without the written consent of the Revolving Loan Lenders the Revolving Loan Commitment Percentages of which aggregate more than 66.67%; or amend, modify or waive any provision of this Agreement regarding the allocation of prepayment amounts to the Term Loans B or the application of such prepayment amounts to the respective installments of principal under the respective Term Loans B without the written consent of the Term Loan B Lenders the Term Loan B Commitment Percentages of which aggregate more than 66.67%, or amend, modify or waive any provision of this Agreement regarding the allocation of prepayment amounts to the Term Loans C or the application of such prepayment amounts to the respective installments of principal under the respective Term Loans C without the written consent of the Term Loan C Lenders the Term Loan C Commitment Percentages of which aggregate more than 66.67%; or

(v)            subject to clause (i) of this Section 11.4 as it relates to reducing the amount or extending the scheduled date of maturity of any Loan or any installment thereof, amend, modify or waive any provision of (w) Section 2.1 or Section 2.11 (to the extent it relates to Revolving Loans) without the written consent of Revolving Loan Lenders the Revolving Loan Commitment Percentages of which aggregate more than 66.67%; or (x) Section 2.2 or Section 2.11 (to the extent it relates to the Term Loans A) without the written consent of Term Loan A Lenders the Term Loan A Commitment Percentages of which aggregate more than 66.67%; or (y) Section 2.3 or Section 2.11 (to the extent it relates to the Term Loans B) without the written consent of Term Loan B Lenders the Term Loan B Commitment Percentages of which aggregate more than 66.67%, or (z) Section 2.3A or Section 2.11 (to the extent it relates to the Term Loans C) without the written consent of Term Loan C Lenders the Term Loan C Commitment Percentages of which aggregate more than 66.67%; or

3.11          Amendment to Schedule 1.1C.  Schedule 1.1C of the Agreement is hereby replaced with the Schedule 1.1C attached hereto.

3.12          Amendment to Exhibit 2.11(a).  Exhibit 2.11(a) to the Agreement is hereby appended with the form of Term C Note set forth on the Exhibit 2.11(a) attached hereto.

3.13          Amendment to Schedule 5.9.  Schedule 5.9 (Subsidiaries) of the Agreement is hereby replaced with the Schedule 5.9 attached hereto.

4.              Conditions Precedent to Effectiveness of Amendment.  The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions:

(a)            Agent shall have received this Amendment, duly executed by Borrowers and all Lenders;

(b)            Agent shall have received payment of a fee, for the ratable benefit of the Lenders, equal to $30,000;

(c)            Agent shall have received the Term C Notes payable to each Lender in the amount of such Lender’s respective Term Loan C Commitment, duly executed by Borrowers;

(d)            Lenders shall have reviewed to their satisfaction the Agreement and Plan of Merger and related documents and agreements in connection with the ELA Acquisition, and shall have received an executed collateral assignment of Parent’s rights arising under such Agreement and Plan of Merger, in form and substance satisfactory to Agent;

(e)            Agent shall have received evidence that the closing, consummation and satisfaction of all conditions precedent in connection with the ELA Acquisition have been made in accordance with the terms of the Agreement and Plan of Merger and all applicable laws, rules and regulations, and confirmation that the assets of ELA are free and clear of all claims and rights of third Persons, other than Permitted Liens;

(f)             Agent shall have received executed settlement and release agreements, with disbursement instructions, relating to the payoff of (i) GE Capital with respect to its loan secured by the Fullerton Real Estate, (ii) Commerce Bank with respect to its loan secured by the Acton Real Estate, and (iii) the sellers (and any debt of ELA that is to be paid at closing in accordance with the Stock Purchase Agreement) in connection with the ELA Acquisition, together with such releases and UCC-3 termination statements with respect to such payoff, in form and substance satisfactory to Agent;

(g)            Agent shall have received an Addendum to Revolving Credit Agreement and an Addendum to Security Agreement, duly executed by ELA, together with all Schedules thereto, in form and substance satisfactory to Agent and Lenders;

(h)            Agent shall have received an updated draft of Schedule 1 to the Parent’s Stock Pledge Agreement listing 100% of the membership interest of ELA;

(i)             Agent shall have received, for the pro rata account of Lenders, all Expenses owing on the Amendment Date;

(j)             No Material Adverse Effect shall have occurred and be continuing, as determined by Lenders in their reasonable discretion;

(k)            No Event of Default or Unmatured Event of Default shall have occurred and be continuing; and

(l)             All of the representations and warranties set forth herein, in the Loan Documents and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of an earlier date).

(m)            With respect to ELA:

(i)             receipt by Agent of a Certificate of the Corporate Secretary of ELA, dated as of the Amendment Date, certifying (1) the incumbency and signatures of the Responsible Officers of ELA who are executing this Agreement and the Loan Documents on behalf of ELA; (2) the Articles of Organization and Operating Agreement of ELA, and all amendments thereto, as being true and correct and in full force and effect; and (3) the resolutions of the Board of Directors of ELA as being true and correct and in full force and effect, authorizing the execution and delivery of this Agreement and the Loan Documents, and authorizing the transactions contemplated hereunder and thereunder, and authorizing the Responsible Officers of ELA to execute the same on behalf of ELA;

(ii)            receipt by Agent of ELA’s Articles of Organization and all amendments thereto, certified by the Secretary of State of its state of organization and dated a recent date prior to the Amendment Date;

(iii)            receipt by Agent of a certificate of status and good standing for ELA, dated a recent date prior to the Amendment Date, showing that ELA is in good standing under the laws of the state of its organization;

(iv)            receipt by Agent of Uniform Commercial Code and other public record searches with respect to ELA, in each case reasonably satisfactory to Agent; and

(v)            receipt by Agent of copies of insurance binders or insurance certificates for ELA;

(p)            With respect to the Saugus Real Estate and Boxborough Real Estate, Agent shall have received duly executed and issued amendments and endorsements, in form and substance satisfactory to Agent, of the existing deed of trust and mortgage and policies of title insurance as may be required by Agent to reflect the Term Loans C.

(q)            With respect to the Fullerton Real Estate, Agent shall have received duly executed and issued deed of trust, assignment of rents and fixture filing, and a policy of title insurance, together with a Phase II Environmental Site Assessment report respecting such property (including conceptual cost estimates), all in form and substance satisfactory to Agent and as may otherwise be required by Agent.

(r)             With respect to the Acton Real Estate, Agent shall have received duly executed and issued mortgage, assignment of rents and fixture filing, and a policy of title insurance, together with a Phase II Environmental Site Assessment report respecting such property (including conceptual cost estimates), all in form and substance satisfactory to Agent and as may otherwise be required by Agent.

(s)            receipt by Agent of such other documents, instruments and agreements as Agent may reasonably request in connection with the transactions contemplated hereunder or to perfect or protect the liens and security interests granted to Agent for the ratable benefit of Lenders in connection herewith;

5.              Representations and Warranties.  In order to induce Agent and Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Agent and Lenders that:

(a)            No Event of Default or Unmatured Event of Default is continuing;

(b)            All of the representations and warranties set forth in the Agreement and the Loan Documents are true, complete and accurate in all material respects (except for representations and warranties which are expressly stated to be true and correct as of an earlier date); and

(c)            This Amendment has been duly executed and delivered by Borrowers, and after giving effect to this Amendment, the Agreement and the Loan Documents continue to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

6.              Counterparts; Telefacsimile Execution.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

7.             Integration.  The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

8.              Reaffirmation of the Agreement.  The Agreement as amended hereby and the other Loan Documents remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

NATIONAL TECHNICAL SYSTEMS, INC.

By:	/s/ Raffy Lorentzian
Raffy Lorentzian, Chief Financial Officer

NTS TECHNICAL SYSTEMS dba NATIONAL TECHNICAL SYSTEMS

By:	/s/ Raffy Lorentzian
Raffy Lorentzian, Chief Financial Officer

XXCAL, INC.

By:	/s/ Raffy Lorentzian
Raffy Lorentzian, Chief Financial Officer

APPROVED ENGINEERING TEST LABORATORIES, INC.

By:	/s/ Raffy Lorentzian
Raffy Lorentzian, Chief Financial Officer

ETCR, INC.

By:	/s/ Raffy Lorentzian
Raffy Lorentzian, Chief Financial Officer

ACTON ENVIRONMENTAL TESTING CORPORATION

By:	/s/ Raffy Lorentzian
Raffy Lorentzian, Chief Financial Officer

PHASE SEVEN LABORATORIES, INC.

By:	/s/ Raffy Lorentzian
Raffy Lorentzian, Chief Financial Officer

UNITED STATES TEST LABORATORY, L.L.C.,
a Kansas limited liability company

By:	NTS TECHNICAL SYSTEMS dba NATIONAL
TECHNICAL SYSTEMS, a California corporation

Its:	Class A Member

By:	/s/ Raffy Lorentzian
Raffy Lorentzian, Chief Financial Officer

ELLIOTT LABORATORIES, LLC, a California limited liability company

By:	/s/ Raffy Lorentzian
Raffy Lorentzian, Chief Financial Officer

COMERICA BANK, in its capacities as Agent, Issuing Lender and a Lender

By:	/s/ Vahe Medzoyan
Vahe S. Medzoyan, Vice President

FIRST BANK, in its capacity as a Lender

By:	/s/ Blake Seaton
Name: Blake Seaton
Title: Vice President

Schedule 1.1C
Schedule of Commitments

Revolving Loan Lender	Revolving Credit Commitment	Revolving Credit Commitment Percentage
Comerica First Bank	$9,900,000 $6,600,000	60% 40%
Term Loan A Lender	Term Loan A Commitment	Term Loan Commitment Percentage
Comerica First Bank	$5,400,000 $3,600,000	60% 40%
Term Loan B Lender	Term Loan B Commitment	Term Loan B Commitment Percentage
Comerica First Bank	$7,590,000 $5,060,000	60% 40%
Term Loan C Lender	Term Loan C Commitment	Term Loan C Commitment Percentage
Comerica First Bank	$3,600,000 $2,400,000	60% 40%

Exhibit 2.11(a)
Form of Term C Note

SECURED TERM LOAN C PROMISSORY NOTE

$___________	Los Angeles, California
_______________, 20__

This Secured Term Loan C Promissory Note (this “Note”) is being delivered pursuant to that certain Revolving Credit Agreement, dated as of November 21, 2001, as amended, by and among Makers (as defined below), the financial institutions from time to time parties thereto as the Lenders, and Comerica Bank, as contractual representative for itself and the Lenders (as the same may be at any time heretofore or hereafter amended, supplemented, or otherwise modified or restated, the “Agreement”).  Initially capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

FOR VALUE RECEIVED, NATIONAL TECHNICAL SYSTEMS, INC., a California corporation, NTS TECHNICAL SYSTEMS, a California corporation, dba National Technical Systems, XXCAL, INC., a California corporation, APPROVED ENGINEERING TEST LABORATORIES, INC., a California corporation, ETCR, INC., a California corporation, PHASE SEVEN LABORATORIES, INC., a California corporation, UNITED STATES TEST LABORATORY, L.L.C., a Kansas limited liability company, ACTON ENVIRONMENTAL TESTING CORPORATION, a Massachusetts corporation, and ELLIOTT LABORATORIES, LLC, a California limited liability company (collectively, “Makers”), jointly and severally promise to pay to the order of _______________ (“Payee”), on or before the Term Loans C Maturity Date, the principal sum of ________________ Dollars ($___________), or such lesser sum as shall equal the aggregate outstanding principal amount of the Term Loan C made by Payee to Makers jointly and severally pursuant to the Agreement (as defined below).

Makers promise to make principal reduction payments on the outstanding principal balance hereof in the amounts and on the dates specified in the Agreement.  Makers further promise to pay interest from the date of this Note in like money on the aggregate outstanding principal amount hereof at the rates and on the dates provided in the Agreement.  All computations of interest shall be in accordance with the provisions of the Agreement.

Makers hereby authorize Payee to record in its books and records the date, type and amount of the Term Loan C, and of each continuation, conversion and payment of principal made by Makers, and Makers agree that all such notations shall, in the absence of manifest error, be conclusive as to the matters so noted; provided, however, any failure by Payee to make such notation with respect to the Term Loan C or continuation, conversion, or payment thereof shall not limit or otherwise affect Makers’ obligations under the Agreement or this Note.

Upon the occurrence and during the continuance of an Event of Default, in addition to and not in substitution of any of Agent or Lenders’ other rights and remedies with respect to such Event of Default, the entire unpaid principal balance owing hereunder shall bear interest at the applicable Lending Rate plus three hundred (300) basis points.  In addition, interest, Expenses and Fees, and other amounts due hereunder or under the Agreement not paid when due shall bear interest at the Prime Lending Rate plus three hundred (300) basis points until such overdue payment is paid in full.

If any payment due hereunder, whether for principal, interest, or otherwise, is not paid on or before the tenth day after the date such payment is due, in addition to and not in substitution of any of Payee’s other rights and remedies with respect to such nonpayment, Makers shall pay to Payee, a late payment fee (“Late Payment Fee”) equal to five percent (5%) of the amount of such overdue payment.  The Late Payment Fee shall be due and payable on the eleventh day after the due date of the overdue payment with respect thereto.

Makers shall make all payments hereunder in lawful money of the United States of America and in immediately available funds to Comerica Bank (“Agent”), for the account of Payee, at Agent’s office located at 15303 Ventura Boulevard, Suite 100, Sherman Oaks, CA 91403, Attention: Vahe S. Medzoyan; or to such other address as Agent may from time to time specify by notice to Makers in accordance with the terms of the Agreement.

In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Payee has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance hereof, and the provisions hereof shall be deemed amended to provide for the highest permissible rate.  If there is no principal balance outstanding, Payee shall refund to Makers such excess.

This Note is one of the “Term C Notes” issued pursuant to the Agreement and is governed by the terms thereof.   The Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated

events and also for prepayments on account of principal of this Note prior to the maturity hereof upon the terms and conditions specified in the Agreement.  This Note and the Term Loan C evidenced hereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register maintained by Agent pursuant to the terms of the Agreement.

This Note is secured by the Liens granted to Agent, for the ratable benefit of Lenders, under the Loan Documents.

Makers hereby waive presentment for payment, notice of dishonor, protest and notice of protest.

THE VALIDITY OF THIS NOTE AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT PAYEE’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE PAYEE ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  MAKERS AND PAYEE WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.

MAKERS AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  MAKERS AND PAYEE REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note hereby incorporates the Reference Provision set forth in Section 11.10 of the Loan Agreement.

IN WITNESS WHEREOF, Makers have duly executed this Note as of the date first above written.

NATIONAL TECHNICAL SYSTEMS, INC.

By:
Raffy Lorentzian, Chief Financial Officer

NTS TECHNICAL SYSTEMS dba NATIONAL TECHNICAL
SYSTEMS

By:
Raffy Lorentzian, Chief Financial Officer

XXCAL, INC.

By:
Raffy Lorentzian, Chief Financial Officer

APPROVED ENGINEERING TEST LABORATORIES, INC.

By:
Raffy Lorentzian, Chief Financial Officer

ETCR, INC.

By:
Raffy Lorentzian, Chief Financial Officer

ACTON ENVIRONMENTAL TESTING CORPORATION

By:
Raffy Lorentzian, Chief Financial Officer

PHASE SEVEN LABORATORIES, INC.

By:
Raffy Lorentzian, Chief Financial Officer

UNITED STATES TEST LABORATORY, L.L.C.,
a Kansas limited liability company

By: NATIONAL TECHNICAL SYSTEMS, INC., a California corporation

Its: Class A Member

By:
Raffy Lorentzian, Chief Financial Officer

ELLIOTT LABORATORIES, LLC, a California limited liability company

By:
Raffy Lorentzian, Chief Financial Officer

Schedule 5.9

Subsidiaries

Direct Subsidiaries of Parent (100% Owned unless otherwise noted below):

1.	NTS, Technical Systems, a California Corp. (dba National Technical Systems)

2.	XXCAL, Inc., a California Corp.

3.	National Quality Assurance, Inc., a Massachusetts Corp. (50% Owned)

4.	NTS Europe, Gmbh

5.	AETL Testing, Inc., a Canadian Corp. (dba NTS Calgary)

6.	Elliott Laboratories, LLC, a California limited liability company

Direct Subsidiaries of NTS (100% Owned unless otherwise noted below):

1.	Acton Environmental Testing Corporation, a Massachusetts Corp.

2.	Approved Engineering Testing Laboratories, Inc., a California Corp.

3.	ETCR Inc., A California Corp.

4.	Phase Seven Laboratories, a California Corp.

5.	United States Test Laboratory, L.L.C., a Kansas limited liability company